
Exploration and Production
Seneca Resources
BC
AB
SK
CANADA
NY
PA
USA
CA
TX
LA

# Pipeline and Storage


Storage Areas
System Pipelines
CANADA
Lake Ontario
Lake Erie
Buffalo
NY
VT
MA
CT
PA
NJ
UNION (DUKE)
TRANSCANADA PIPELINES LTD.
EMPIRE STATE PIPELINE
DOMINION TRANSMISSION INC.
TENNESSEE GAS PIPELINE COMPANY
COLUMBIA GAS TRANSMISSION CORP.
TEXAS EASTERN TRANSMISSION CORP.
TRANSCONTINENTAL GAS PIPE LINE CORP.


Utility
Distribution Corporation Service Area
Lake Ontario
CANADA
Buffalo
NY
Lake Erie
Erie
PA
Energy Marketing
National Fuel Resources

# Timber


Buffalo
Lake Erie
NY
Erie
OH
PA
Sawmills
Seneca Acreage
WV
Pittsburgh